UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 16, 2022

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	98-1226628
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
Incorporation)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share $0.00001 Par Value	TBPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2022, Theravance Biopharma, Inc. (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) to purchase 9,644,807 ordinary shares, par value $0.00001 per share, of the Company from GSK Finance (No.3) plc (“GSK Finance”) (the “Transaction”), representing all of the ordinary shares of the Company owned by GSK Finance or its affiliates. The purchase price under the Share Repurchase Agreement is $9.75 per share, resulting in a total consideration of $94,036,868.25. The closing of the purchase under the Share Repurchase Agreement is expected to occur on or before September 20, 2022.

The foregoing is a summary description of certain terms of the Share Repurchase Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Share Repurchase Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: September 19, 2022	By: /s/ Andrew A. Hindman
Andrew A. Hindman
Chief Financial Officer